As filed with the Securities and Exchange Commission on January 22, 2004
                                                     Registration No. 333-109119
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         COATES MOTORCYCLE COMPANY, LTD.
          -------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)

          Delaware                                3751                56-2333469
 (State or other jurisdiction             (Primary SIC No.)         (I.R.S. Employer
of incorporation or organization)                                  Identification No.)


            Central Avenue, Building 3, Farmingdale, New Jersey 07727
                                  732-938-5256
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                  Mr. George J. Coates, Chief Executive Officer
            Central Avenue, Building.3, Farmingdale, New Jersey 07727
                                  732-938-5256
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                  Please send copies of all communications to:
                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                  (908)429-0030


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                           CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each               Shares             Proposed Maximum       Proposed Maximum           Amount of
  Class of Securities             to be              Offering Price            Aggregate            Registration
    To be Registered           Registered              Per Share            Offering Price             Fee(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$.001 Par Value                 4,000,000                $5.00                $20,000,000             $1,840.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) Calculated in accordance with Rule 457 (o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                              CROSS REFERENCE SHEET
                      UNDER ITEM 501 (C) OF REGULATION S-B

           ITEM AND NUMBER                                LOCATION IN PROSPECTUS
1.   Front of Registration Statement            Front of Registration Statement
     and Outside Front Cover of Prospectus      and Outside Front Cover of Prospectus

2.   Inside Front and Outside Back              Inside Front and Outside Back
     Cover Pages of Prospectus                  Cover Pages of Prospectus

3.   Summary Information and Risk Factors       Prospectus Summary and Risk Factors

4.   Use of Proceeds                            Use of Proceeds

5.   Determination of Offering Price            Determination of Offering Price

6.   Dilution                                   Dilution

7.   Plan of Distribution                       Plan of Distribution

8.   Legal Proceedings                          Legal Proceedings

9.   Directors, Executive Officers, Promoters   Management
     and Control Persons

10.  Security Ownership of Certain              Principal Stockholders
     Beneficial Owners and Management

11.  Description of Securities                  Description of Securities

12.  Interest of Named Experts and Counsel      Experts; Counsel

13.  Disclosure of Commission Position          Indemnification of Directors
     on Indemnification For Securities Act      and Officers
     Liabilities

14.  Organization Within Last Five Years        Certain Relationships and Related
                                                Transactions

15.  Description of Business                    Business of the Company

16.  Management's Discussion and Analysis       Plan of Operations
     or Plan of Operation

17.  Description of Property                    Description of Property

18.  Certain Relationships and Related          Certain Relationships and Related
     Transactions                               Transactions

19.  Market for Common Equity and Related       Market for Common Equity and
     Stockholder Matters                        Related Stockholder Matters

20.  Executive Compensation                     Management - Executive Compensation

21.  Financial Statements                       Financial Statements

22.  Changes in and Disagreements With          Not applicable
     Accountants on Accounting
     and Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 22, 2004

PROSPECTUS

                         Coates Motorcycle Company, Ltd.

                        4,000,000 Shares of Common Stock
                                 $5.00 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 4,000,000 shares of our common stock at a price of $5.00 per share. We intend to identify and retain a broker-dealer to sell our shares in this offering and we will amend this prospectus when we have an agreement in place. We intend to apply to list our common shares for trading on the over-the-counter Bulletin Board.

                           ---------------------------

           Prospective investors should carefully consider all of the factors set forth in "Risk Factors" commencing on
                           page 8 of this Prospectus.

                           ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISSAPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                           Price                       Selling                  Gross Proceeds
                                         to Public                 Commissions (1)                 to Us (2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Per Share                                  $5.00                        $.50                         $4.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
4,000,000 Shares Maximum
Offering                                $20,000,000                  $2,000,000                   $18,000,000
------------------------------- ---------------------------- ---------------------------- ----------------------------


(1) We intend to utilize the services of an NASD registered broker-dealer to offer and sell our shares. We anticipate entering into a formal agreement with the selected broker-dealer and we may pay them a commission of up to 10% of the gross proceeds from the shares they sell. Any participating broker-dealers will be deemed to be underwriters, as defined in the Securities Act of 1933, and any commissions received by them will be deemed to be underwriting compensation.

(2) Before deducting offering expenses estimated to be $100,000.

Our initial public offering will terminate nine months after it is declared effective by the Securities and Exchange Commission. The proceeds from this public offering will be utilized by us as described in the "Use of Proceeds" section of this prospectus.

There is no minimum required purchase and there is no arrangement to have funds received by us to be placed in escrow, trust or similar account or arrangement.

                               ------------------

                    Prospectus dated           , 2004

        PICTURE OF COATES INTERNATIONAL, LTD. MAIN HEADQUARTERS BUILDING
                           LOCATED IN WALL, NEW JERSEY

------------------------------------------------------------------------------------------------------
                                                         :
                                                         :
                                                         :
                                                         :
           PICTURE OF TWO MOTORCYCLE ENGINE              :          PICTURE OF COATES COMPLETED
          CYLINDER HEADS FITTED WITH                     :          MOTORCYCLE WITH CAPTION,
          COATES SPHERICAL ROTARY VALVES                 :           " 1ST COMPLETED MOTORCYCLE"
           WITH CAPTION,                                 :
           "MOTOR CSRV ENGINE"                           :
                                                         :
                                                         :
                                                         :
                                                         :
------------------------------------------------------------------------------------------------------
                                                         :
                                                         :
                                                         :
                                                         :
             PICTURE OF FOUR COATES                      :            PICTURE OF COATES SPHERICAL
             SPHERICAL ROTARY VALVES                     :             ROTARY VALVE ENGINE IN
             ON TABLE WITH CAPTION,                      :            MOTORCYCLE FRAME WITH
              " VALVES CSRV ENGINE"                      :             CAPTION,
                                                         :                  "ENGINE IN FRAME"
                                                         :
                                                         :
------------------------------------------------------------------------------------------------------

    ENLARGED PICTURE OF COATES COMPLETED MOTORCYCLE, FIRST HALF ON THIS PAGE
                          AND SECOND HALF ON NEXT PAGE
        WITH THE FOLLOWING STATEMENTS IMPOSED AND PRINTED ON THE PICTURE
                             AT DESCRIBED LOCATION:

                              Picture of Company's
                              New Rented Building
                                   with Sign


          (LOCATED ON THE UPPER LEFT HAND PORTION OF ENLARGED PICTURE)




                    " *CSRV - SPHERICAL ROTARY VALVE ENGINE"

                     (LOCATED ON THE BOTTOM OF THIS PAGE AND
                          THE NEXT PAGE IN LARGE PRINT)

    ENLARGED PICTURE OF COATES COMPLETED MOTORCYCLE, FIRST HALF ON PRIOR PAGE
                          AND SECOND HALF ON THIS PAGE
        WITH THE FOLLOWING STATEMENTS IMPOSED AND PRINTED ON THE PICTURE
                                  AS DESCRIBED:


                                   "THE COATES
                                    SIGNATURE
                                   MOTORCYCLE"

            (LOCATED ON THE UPPER RIGHT HAND PORTION OF THE PICTURE)







                    " *CSRV - SPHERICAL ROTARY VALVE ENGINE"

                  (LOCATED ON THE BOTTOM OF THE PRIOR PAGE AND
                          ON THIS PAGE IN LARGE PRINT)

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering our Common Shares (our "Shares") offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Shares and the Company, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD- LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE", "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES


                  --------------------------------------------


           SPECIAL SUITABILITY FOR CALIFORNIA RESIDENTS

Natural persons resident in California who wish to purchase shares of our common stock must:

         o Have net worth alone or with the person's spouse, at the time of the purchase, in excess of $250,000; or

         o Have had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus. References to "we", "us", "our", "CMC", or to "Coates Motorcycle") means Coates Motorcycle Company, Ltd.

                                  INTRODUCTION

Coates Motorcycle Company, Ltd. was recently reorganized as a subsidiary of Coates International, Ltd. to design and manufacture and then to market and sell, an initial line of "heavyweight" cruiser motorcycles. Heavyweight Motorcycles have engines with a displacement of 1,651 cc. The term "cc" refers to the size of an engine's cylinder and combustion chamber as measured in cubic centimeters. Coates International, Ltd., referred to as the our "Parent", has been in the business of researching and developing the "Coates Spherical Rotary Valve", described below, in various types of combustion engines for over 14 years. Our Parent has the exclusive license to 12 patents in the United States covering technologies invented by George J. Coates and his son, Gregory G. Coates. We received an exclusive sublicense from our Parent and a non-exclusive license from George J. Coates, Gregory G. Coates and the Coates family trust, or the "Coates Trust", to use their respective patented technologies for our design and production planning to produce our heavy cruiser motorcycles in exchange for ownership interests in our Company. Our Parent owns in excess of 50% of our stock and an anti-dilution right that guarantees its continued majority ownership position in our stock at all times. In exchange for their license, George J. Coates, our Chief Executive Officer (as well as the majority shareholder and President of the Parent), Gregory G. Coates, our President and the Coates Trust also received our common shares.

The Coates Spherical Rotary Valve (the "Coates SRV" or the "Coates SRV System" ) differs from the conventional poppet valve currently used in almost all piston driven automotive, motorcycle and marine engines by changing the method of which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. Unlike the poppet valve which protrudes into the engine cylinder, the Coates SRV engine utilizes spherical valves which do not protrude into the cylinder head but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates SRV Engine will promote less engine wear and will require less lubrication over the life of the engine. In addition, because a combustion engine equipped with the Coates SRV does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than the conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates SRV , leading to an eligibility to operate the engine faster and an ability to utilize higher compression ratios with lower compression chamber temperatures. Management believes that as a result, combustion engines modified with the Coates SRV will produce more power than similar engines utilizing the poppet valve system.

We are offering up to 4,000,000 shares of our common stock at the price of $5.00 per share. We intend to identify and enter into an agreement with a broker-dealer to sell our shares in this Offering. When we do, we will amend this prospectus to include the broker-dealer agreement and its material terms. There is no public trading market for our Shares. Although we intend to apply to list our Shares on the over-the-counter Bulletin Board, we can not assure investors that our application to list our Shares on this stock exchange will be accepted. There is no minimum amount of shares that are required to be sold in this Offering. This prospectus is a part of our registration statement filed with the Securities and Exchange Commission.

Our principal offices are located at Central Avenue, Building 3, Farmingdale, New Jersey 07727.

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with our financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data                         March 18, 2003 (date of inception)
                                                 through September 30, 2003 (Unaudited)
Income Statement:

Revenues:                                                    $         0
Expenses                                                         205,295
                                                             -----------
Net Loss from Operations:                                       (205,295)

Balance Sheet Date                               as at September 30,2003 (Unaudited)
Total Assets:                                                 $   42,647
Total Liabilities:                                               147,838
                                                             -----------
Total Stockholders' Deficit:                                    (105,191)

                                  RISK FACTORS

      The following risk factors should be carefully considered in addition to the other information contained in this Prospectus in evaluating Coates Motorcycle Company, Ltd., its financial condition and its business prospects.

                 BUSINESS AND FINANCIAL CONDITION RISK FACTORS.

     YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES. An investment in the Common Shares of Coates Motorcycle Company, Ltd. is highly speculative and may result in the loss of your entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in this Offering.

      We Are An Early Stage Company That Has A Limited Operating History and No Manufacturing, Assembly, Marketing or Sales Experience. The Company was incorporated in March 1995 and has only commenced business operations since March of 2003. Accordingly, the Company has no operating history nor motorcycle manufacturing, assembly, marketing or sales experience upon which investors may evaluate our business plan and prospects. The Company's plan to manufacture and sell heavy cruiser motorcycles utilizing the Coates CSRV System will depend upon the success of this Offering. Moreover, even if we succeed in raising sufficient funds in this Offering to commence our business operations, we may not be able to successfully continue to assemble, market and sell our motorcycle products due to unforeseeable events.

 We Are An Early Stage Company and May Never Achieve or Sustain Profitability. We have never been profitable and we may not achieve profitability in the foreseeable future, if at all. Our ability to earn profits in the future will depend upon a number of factors, including:

         - Start-up costs relating to the assembly, sale and marketing of our heavy cruiser motorcycle;
         -        General and administrative costs relating to our operations;
         - The ability of our heavy cruiser motorcycle product to compete in the marketplace.

     We believe that the proceeds from this Offering will be sufficient to fund our operations and capital expenditures at least through the next 12 months. If we are not successful in completing this Offering or locating other sources of funding, we may not be able to fund our operations in which case investors could lose their entire investment in our shares.

      If Product Liability Claims Are Successfully Brought Against Us Exceeding the Product Liability Coverage We Plan to Purchase Our Business and Financial Condition Would Be Adversely and Materially Impacted. We anticipate purchasing and obtaining product liability insurance covering our heavy cruiser motorcycles in the approximate amount of $5,000,000 with the proceeds from this Offering. The Company's heavy cruiser motorcycles are intended to be high performance units. As a result they will be subject to stresses which may increase the product liability risks of the Company. If one or more accidents occur and we are sued, our proposed $5,000,000 product liability insurance coverage may not be sufficient to cover and pay for all such claims. In the event we were found liable for such claims and we did not have sufficient product liability insurance to cover all of these potential claims, our business and financial condition would be materially and adversely effected.

     Our Heavy Cruiser Motorcycle Is A New Product and We Have No Assurances That Customers Will Buy It. We may not be able to successfully market our new heavy cruiser motorcycle in the United States market. We have no experience marketing and selling heavy cruiser motorcycles. We will have to compete in the areas of price and performance with heavy cruiser motorcycle products already well-established in the marketplace. The high-performance motorcycle domestic market is intensely competitive, currently dominated by Harley Davidson. In addition, expected competition in the heavy motorcycle market will also come from such recognizable brands as Honda, Suzuki, Kawasaki and Yamaha. The U.S. motorcycle market is characterized by frequent introductions of new or enhanced motorcycles, price competition, continued emergence of new industry standards, and regulatory developments. All of the Company's potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors will be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than the Company. Competitors with an established customer base will have a competitive advantage over the Company when selling their heavy motorcycle products to such customers. If we cannot successfully market and sell our heavy cruiser motorcycle product and successfully compete for customers in this market, our business operations and financial condition will suffer adverse and material consequences.

          OUR MOTORCYCLE PRODUCT MUST UNDERGOE EXTENSIVE EMISSIONS AND SAFETY TESTS; IF OUR MOTORCYCLE FAILS TO PASS THESE TESTS OUR BUSINESS WOULD FAIL. Federal, state and local authorities have various environmental control requirements relating to air, water and noise pollution that will impact our business and operations. We will endeavor to ensure that our facilities and motorcycle products will comply with all applicable environmental regulations and standards.

Our motorcycles will be subject to certification by the U.S. Environmental Protection Agency (EPA) for compliance with applicable emissions and noise standards and, if sold in California, they will be subject to the State of California Air Resources Board ("CARB") and its more stringent emissions standards. In addition to the U.S., emission standards are becoming universally more rigorous and will require a continuing level of research and development and production costs related to motorcycle emissions and noise for the foreseeable future.

As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Traffic Safety Administration ("NHTSA"). We will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations. We can give no assurances to investors that our motorcycles will comply with any of these environmental and safety laws, rules and regulations, in which case such failures will have a material adverse effect on our financial condition and plan of operations. See, "Environmental and Safety Regulations" below.

      WE ARE A START-UP, RESEARCH AND DEVELOPMENT COMPANY and May Never Achieve Profitability. Until our heavy motorcycles have been fully tested for performance, durability and emissions and until we are able to manufacture, assemble and sell our heavy cruiser motorcycle product in quantities sufficient to produce earnings, we are now and will continue to be primarily a development stage, start-up company. As an expected result, we will incur operating losses throughout the foreseeable future. In addition, we expect to have minimal revenues during this period and expect to incur a substantial accumulated deficit. Investors should evaluate the likelihood of our operational and financial success in view of the uncertainties and complexities present in our start-up company, which include our potential inability to assemble, market and sell our heavy cruiser motorcycle and the significant funding required to achieve our commercial and sales objectives. Many of these uncertainties are beyond our control and provide investors with an extremely limited basis upon which to make a decision to invest in our stock.

                             MANAGEMENT RISK FACTORS

      WE WILL BE DEPENDENT ON GREGORY G. COATES AND GEORGE J. COATES and the Loss of the Services of Either One Would have a Material Adverse Effect on our Business and Financial Condition. We are highly dependent upon the services of Gregory Coates, our President, and George Coates, our Chief Executive Officer. Gregory and George Coates researched and developed the Coates SRV System over the course of the past 15 years. Specifically, Gregory and George Coates designed our motorcycle engine with their spherical rotary valve, engineered the molds for production and devised our assembly and production plan. The loss of the services of either Gregory or George Coates would have a material adverse effect on our plan of operations, business prospects and financial condition. It would be difficult for us to identify and retain an executive with the experience and abilities of either Gregory or George Coates. Accordingly, the loss of the availability or services of either Gregory G. Coates or George J. Coates, whether due to death, incapacity or otherwise, would have a material adverse effect on our business and operations. See "Management."

      The Coates Family Has the Voting Power to Control our Affairs and May Make Decisions that Will not Benefit all Shareholders Equally Ownership of our Company. George Coates and Gregory Coates collectively own approximately 83.5% of the shares of our Parent, Coates International, Ltd. Our Parent will at all times own approximately 50+% of our equity ownership, represented by our initial issuance to it of 2,550,000 shares of our stock which ownership percentage is protected from dilution by an anti-dilution right. We gave our Parent these shares and the anti-dilution right as consideration for our Parent's granting us an exclusive sublicense, covering its patent and technology rights over the "Coates Spherical Rotary Valve" in the western hemisphere; see, "Sublicense". We also issued 2,500,000 initial Shares to the Coates family in exchange for their grant to us of a non-exclusive license, covering their patent and technology rights over the "Coates Spherical Rotary Valve" in the rest of the world; see, "License". Although these 2,500,000 Shares initially represent approximately 49%of our equity, their ownership position is subject to dilution, as a result of this Offering and in cases of future issuances of our stock for proper corporate purposes. However, as long as the Coates family owns a majority of our Parent's shares, they will be able to exercise control over our shareholder voting matters and the elections of members to our Board of Directors. For example, the successful sale of the of the 4,000,000 Shares in this Offering will trigger an automatic increase in our Parent's equity ownership position, from its current 2,550,000 shares to 6,550,000 of our shares, representing approximately 50%+ of our projected 13,050,000 shares outstanding after the Offering. This automatic increase of 4,000,000 shares is required pursuant to the "anti-dilution right" we granted to our Parent in the Sublicense. This anti-dilution right guarantees that our Parent will own approximately 50+% of our equity ownership as long as we remain in existence. By virtue of their current ownership control of our Parent, the Coates family will continue to exercise control over our corporate and business affairs even if they do not own a majority of our shares. In exercising their control over our business and corporate affairs, the Coates family may make decisions or take actions that would not necessarily benefit all shareholders equally. See "Dilution".

         Our Management Will Have Conflicts of Interest That May Have a Material Adverse Effect on Our Plan of Operations and Financial Condition. Gregory Coates and George Coates have conflicts of interest that may have a material adverse effect on the success of our Offering, our current and future business operations and plans, our ability to obtain future financing as well as our current and future financial condition. Gregory G. Coates and George J. Coates are currently employed by our Parent, Coates International, Ltd. Although Gregory G. Coates, our President, will devote his full-time to our business and its development, he may be called upon to render services from time to time to our Parent. George J. Coates, our Chief Executive Officer and a director, also serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. As our Chief Executive Officer, Mr. Coates shall devote as much of his time as is necessary to our management and operations. Mr. George J. Coates shall not be paid for the services he renders to us while he serves as our Chief Executive Officer. Gregory G. Coates will be paid by us for his services, the amount of which compensation will depend upon such factors as the success of this Offering, the success of our production, marketing and the volume of our motorcycle sales. Neither Gregory G. Coates nor Geoge J. Coates currently have employment agreements with our Parent nor with us and we do not anticipate entering into employment agreements with either of them in the foreseeable future. Both Messrs. Coates, therefore, will be rendering services to us and to our Parent which represent direct conflicts of interest. Accordingly, investors should be aware that Gregory G. Coates, due to his occasional ongoing commitments to our Parent, and George J. Coates, due to his current commitments to our Parent, may not be in a position to render to us the amount of time and services we will require to develop and operate a successful business in which could have a material adverse effect on our plan of operations and financial condition.

                              OFFERING RISK FACTORS

      ARBITRARY OFFERING PRICE. Our offering price of $5 per common share been arbitrarily determined by our management. This offering price should not be considered as any indication of the value of our Company or our shares. The offering price does not bear any relationship to our assets, net worth, results of operations, book value or any other objective criteria of value. Our offering price should not be considered as any indication of the future value of our shares.

INVESTORS MAY BE UNABLE TO SELL THEIR SHARES: NO TRADING MARKET EXISTS AND MAY NEVER DEVELOP FOR OUR COMMON STOCK AND ANY MARKET THAT DOES DEVELOP MAY BE SPORADIC OR VOLATILE. Our common shares are not listed for trading on any stock exchange. Although we intend to apply to list our common stock for trading on the over-the-counter Bulletin Board, we may not qualify for such listing. Investors, therefore, may be unable to sell their shares. Even if our common stock was to qualify for such listing and begin trading, we cannot provide any assurances that a stable and liquid trading market will develop for our shares, or if such a trading market was to develop, whether it could be sustained.

         GEORGE J. COATES' 10,000 SHARES ARE REDEEMABLE. In order to fund our initial organizational costs and expenses, George J. Coates contributed $100,000 to us for which we issued to him 10,000 shares of our common stock. We agreed to "redeem" or buy back these shares from Mr. Coates for the same price of $10 per share when we have the funds available to us for this redemption. In addition, George Coates has loaned our Company approximately $211,000 to assist us. We intend to pay these loans back out of the proceeds of this Offering; see, "Use of Proceeds". Investors should know that the Company does not intend to offer to them any redemption right such as that given to George J. Coates. Investors will not be able to sell their shares back to us and the Company will not redeem any of our shares once an investor purchases them. Except as may be required by applicable law, we will not give any investors in this Offering any right to rescind their investment in our Company shares.

IMMEDIATE SUBSTANTIAL DILUTION. At September 30, 2003 we had a pro forma net tangible book value (deficit) of $(105,191) or a $.(02) per outstanding share of the then outstanding common shares. Purchasers of shares of the common stock offered hereby who are paying an effective purchase price of $5.00 per share of common stock will suffer an immediate substantial dilution based upon the difference between their per share purchase price and the adjusted per share net book value of the common stock after the offering. See "Dilution."

      IF WE ISSUE ADDITIONAL SHARES, YOUR SHARES WOULD SUFFER FURTHER DILUTION. Under applicable law, we have the right to issue additional common shares to employees, management, directors, advisors and consultants for services rendered and for other proper corporate purposes. In the event we issue additional common shares, the percentage ownership of our Company that the shares you purchase in this Offering represent will be reduced. In addition, such further stock issuances will reduce your voting power as a shareholder.

                                 USE OF PROCEEDS

         There is no minimum amount of our shares that we are required to sell to investors before we can use the proceeds from our Offering. After deducting the estimated expenses of this Offering, all of which will be paid by the Company, the following tables show how we estimate we will use the proceeds from our Offering if we succeed in raising gross proceeds of (1) $20,000,000 from the successful Offering of all of the 4,000,000 shares, (2) $2,000,000, representing only 10% or 400,000 shares of our Offering, and (3) $1,000,000, representing only 5% or 200,000 shares of our Offering. Investors should be aware that there is no assurance as to the amount to be raised in this Offering and that the gross funds received will be available for use by us in the following order:

                         Coates Motorcycle Company, Ltd.
                                 Use of Proceeds

I. Assuming all of the 4,000,000 Shares offered are sold

------------------------------------------------------------------------------------ --------------
USE
------------------------------------------------------------------------------------ --------------
1. Parts to manufacture 400 motorcycles                                              $  5,000,000
------------------------------------------------------------------------------------ --------------
2. Hiring 18 Assembly workers                                                        $  1,150,000
------------------------------------------------------------------------------------ --------------
3. Marketing Worldwide                                                               $    500,000
------------------------------------------------------------------------------------ --------------
4. Accounting                                                                        $    150,000
------------------------------------------------------------------------------------ --------------
5. Legal                                                                             $    300,000
------------------------------------------------------------------------------------ --------------
6. Purchase New Plant                                                                $  2,500,000
------------------------------------------------------------------------------------ --------------
7. Estimated State Sales Taxes                                                       $    720,000
------------------------------------------------------------------------------------ --------------
8. Utilities                                                                         $    120,000
------------------------------------------------------------------------------------ --------------
9. Management Salaries                                                               $    500,000
------------------------------------------------------------------------------------ --------------
10. Equipment                                                                        $  1,200,000
------------------------------------------------------------------------------------ --------------
11. (a) Repayment of Loans(1)                                                        $    250,000
------------------------------------------------------------------------------------ --------------
    (b) Redemption of Shares                                                         $    100.000
------------------------------------------------------------------------------------ --------------
12. Cost of Offering(2)                                                              $  2,100,000
------------------------------------------------------------------------------------ --------------
13. Working Capital                                                                  $  5,410,000
------------------------------------------------------------------------------------ --------------
                                                                                     $ 20,000,000
------------------------------------------------------------------------------------ --------------

(1)(a) To date, George Coates has loaned us $211,594. On January 16, 2004, we executed and delivered to Mr. Coates our revolving credit note pursuant to which we may borrow up to $250,000 and promised to repay all sums borrowed This Note does not accrue interest and any unpaid balances are payable on demand. The $211,594 loan amounts were used to buy equipment, pay for supplies and contract labor; see, " Certain Relationships and Related Transactions", below.

(b) We have agreed to redeem and repurchase 10,000 shares purchased by George J. Coates for the price of $100,000 the same price Mr. Coates paid to acquire these shares.

II. Assuming only 400,000 Shares offered are sold

---------------------------------------------------------------------------------------------------
USE
----------------------------------------------------------------------------------- ---------------
1.  Parts to manufacture 200 motorcycles                                            $   400,000
----------------------------------------------------------------------------------- ---------------
2.  Hiring 1 Assembly workers                                                       $    35,000
----------------------------------------------------------------------------------- ---------------
3.  Marketing                                                                       $    50,000
----------------------------------------------------------------------------------- ---------------
4.  Accounting                                                                      $   100,000
----------------------------------------------------------------------------------- ---------------
5.  Legal                                                                           $   100,000
----------------------------------------------------------------------------------- ---------------
6.  Lease of Plant and upkeep                                                       $   120,000
----------------------------------------------------------------------------------- ---------------
7.  Estimated State Sales Taxes                                                     $   360,000
----------------------------------------------------------------------------------- ---------------
8.  Utilities                                                                       $   120,000
----------------------------------------------------------------------------------- ---------------
9.  Management Salaries                                                             $   100,000
----------------------------------------------------------------------------------- ---------------
10. Equipment                                                                       $   100,000
----------------------------------------------------------------------------------- ---------------
11. Cost of Offering                                                                $   300,000
----------------------------------------------------------------------------------- ---------------
12. Working Capital                                                                 $   215,000
----------------------------------------------------------------------------------- ---------------
                                                                                    $ 2,000,000
----------------------------------------------------------------------------------- ---------------

III. Assuming only 200,000 Shares offered are sold

---------------------------------------------------------------------------------------------------
USE
----------------------------------------------------------------------------------- ---------------
1.  Parts to manufacture 100 motorcycles                                            $   200,000
----------------------------------------------------------------------------------- ---------------
2.  Hiring 1 Assembly worker                                                        $    30,000
----------------------------------------------------------------------------------- ---------------
3.  Accounting                                                                      $    50,000
----------------------------------------------------------------------------------- ---------------
4.  Legal                                                                           $    50,000
----------------------------------------------------------------------------------- ---------------
5.  Lease of Plant and upkeep                                                       $   120,000
----------------------------------------------------------------------------------- ---------------
6.  Estimated State Sales Taxes                                                     $   180,000
----------------------------------------------------------------------------------- ---------------
7.  Utilities                                                                       $   120,000
----------------------------------------------------------------------------------- ---------------
8.  Equipment                                                                       $    50,000
----------------------------------------------------------------------------------- ---------------
9.  Cost of Offering                                                                $   200,000
----------------------------------------------------------------------------------- ---------------
10. Working Capital                                                                 $         0
----------------------------------------------------------------------------------- ---------------
                                                                                    $ 1,000,000
----------------------------------------------------------------------------------- ---------------


The allocation of the net proceeds from this offering set forth above represents our best estimate based upon our currently proposed plans and assumptions relating to our operations and certain assumptions regarding the success of our marketing programs and general economic conditions.

We anticipate that the net proceeds of this offering will be sufficient to fund our operations and capital requirements for the next fiscal year. However, if our marketing plans are not successful or we are unable to acquire customers for our motorcycle product in a cost-effective manner, we may need to raise additional funds. Further, we cannot assure you that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated. Prior to expenditure, the net proceeds will be invested in short-term interest-bearing securities, money market funds or marketable securities.

DIVIDEND POLICY

         We have never declared or paid any cash dividend on any of our securities. We intend to retain future earnings, if any, to finance our business operations. We do not expect to pay any cash dividends in the foreseeable future.

                        DETERMINATION OF OFFERING PRICE.

         The $5.00 per share offering price for the 4,000,000 shares of our common stock was established arbitrarily by the management of our Company, without reference to any established criteria of value, including our financial condition and assets. There is no established market for our common stock we are registering for sale. We cannot give any investor assurances that a public market will be established for our shares. We intend to apply to list our shares for trading on the over-the-counter Bulletin Board so that we can establish a public market for our shares. Even if we succeed to list our shares on this market, the public market trading price for our shares may fall below our offering price of $5.00 per share.

                                    DILUTION.

      Investors will suffer immediate and substantial dilution as a result of purchasing our shares. At September 30, 2003, the outstanding common stock had a net tangible book value (deficit) per share of approximately $(.02). The term "net tangible book value per share" represents the amount of tangible assets less the amount of liabilities divided by the number of shares of common stock outstanding. After giving effect to the sale of all of the 4,000,000 shares of common stock offered hereby at $5.00 per share, and assuming the receipt of the net proceeds (after deducting the estimated Offering Expenses therefrom), the adjusted pro forma net tangible book value per share of the outstanding Common Stock and the 4,000,000 common shares offered hereby, as of September 30, 2003 would increase to approximately $1.36. Consequently, the purchasers of shares of the common stock offered hereby, will sustain an immediate dilution of approximately $3.64 per share, as illustrated by the following table.

Offering price per share of Common Stock                                  $   5.00
   Net tangible book value (deficit) per share
    of Common Stock at September  30, 2003                                ($   .02)
    Increase in net tangible book
     value per share of Common Stock                                      $   1.38

       Adjusted net tangible book value per
        share of Common Stock after Offering                              $   1.36

       Per share dilution to investors                                    $   3.64

                                              9/30/03               Dilution
                                                                      (after
                                                                     Offering)
                                            ------------           ------------
Total Assets                                $     42,647           $ 17,892,647

Total Liabilities                           $   (147,838)          $   (147,838)

Book Value                                  $   (105,191)          $ 17,744,809

Shares Outstanding                             5,060,000             13,060,000

Book Value/Share                            $       (.02)          $       1.36

Our Offering

We intend to identify and enter into an agreement with a registered broker-dealer to sell our shares in this Offering. When we do, we will amend this prospectus to identify the broker-dealer and to provide the material terms of our agreement. We anticipate that the broker-dealer who will be contracted to offer and sell our shares will limit its commitment to a "best efforts" agreement to find purchasers for the shares we are offering for sale. A "best efforts" offering means that the broker-dealer will not purchase the shares we are offering from us but will attempt to identify purchasers of our shares who will buy them through the brokerage operations of the broker-dealer.

                              PLAN OF DISTRIBUTION

         This is projected to be a "best efforts" offering. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon receipt.

         We have not retained a broker for the sale of our shares being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed. All sales will be made in compliance with the securities laws of local jurisdictions. Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

         PENNY STOCK REGULATIONS. Our Common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o        With a price of less than $5.00 per share;
         o        That are not traded on a "recognized" national exchange;
         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share; or
         o In issuers with net tangible assets less than $2.0 million (if in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                               LEGAL PROCEEDINGS.

         The Company is not a party to any pending legal proceeding.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     At June 30, 2003, our executive officers and directors were:

         Name                               Position                   Term(s) of Office
-----------------------              -----------------------           -----------------------
Gregory G. Coates                    President and Director            From May 1, 2003 to present

George J. Coates                     Chief Executive
                                     Officer and Director              From May 1, 2003 to present

John P. Fager                        Director                          From May 1, 2003 to present

Robert G. McLean                     Director                          From September 19, 2003 to present

Jeffrey L. England                   Director                          From September 19, 2003 to present

Gregory G. Coates. Mr. Gregory G. Coates, age 33, is our President and a member of our Board of Directors. Gregory Coates is responsible for the design and construction of our heavy cruiser motorcycle. He has also been instrumental in organizing our business plan and will supervise all aspects of our operations. Mr. Gregory Coates has been a non-executive officer and employee of our Parent, Coates International, Ltd., since its inception over ten years ago. For the past five years, Greg has worked as a research and planning executive for our parent, devoting his time to the design, construction and testing of the various combustion engines utilizing the Coates CSRV System. He has the Certificate 23 from the City and Guilds of London for Engineering and Physical Science from the College of Technology in Dublin, Ireland. Mr. Greg Coates has served in various engineering apprenticeships, both in Ireland with SCR Motor Engineering and in the United States with our Parent. Gregory Coates created and contributed certain engineering and design aspects of the technology upon which the Coates CSRV System is based and upon which several of its patents were awarded. Gregory Coates is the owner of the patent on the "Coates Self-Adjusting Bearing" and is an associate member of the Engineering Society for Advancing Mobility Land, Sea, Air & Space International.

George J. Coates. Mr. George J. Coates, age 63, is our Chief Executive Officer and a member of our Board of Directors. The founder of our Parent, Coates International, Ltd., and the inventor of the "Coates Spherical Rotary Valve", Mr. Coates shall serve as an officer and director of our Company without compensation until funding; following funding, Mr. Coates has agreed to devote as much time as necessary to the development of our operations and shall be paid an hourly rate for his services. Mr. Coates currently serves, and for the past five years has served as the President and Chief Executive Officer of our Parent, Coates International, Ltd. Mr. Coates is an Irish citizen but has been granted resident alien status in the United States. He served two apprenticeships in Europe while attending the College of Technology, and as an Associate member of the S.A.E. He received The City and Guilds of London for electrical and mechanical engineering. He is a former management director of SCR motor engineers of Europe and holds the certificates of Ministry of Transport in the United Kingdom. He worked as an engineer for Rolls Royce and Mercedes Benz, and holds approximately 300 patents worldwide. In addition to his inventions and patents surrounding the Coates Spherical Rotary Valve, Mr. Coates has also systems covering coolant disc brakes, a hydraulic suspension and a turbine engine.

Seven and one-half years ago, the SEC commenced proceedings against Mr. Coates and our Parent, Coates International, Ltd. ("CIL") in the United States District Court, Southern District of New York which, in August, 2001, was settled and the case dismissed. The SEC brought a civil action against CIL, Mr. George Coates and related parties for alleged violations of federal securities laws in connection with certain private placements that occurred in the early 1990's. Initially, the Court froze the assets of CIL and George J. Coates, appointing a special master to manage CIL's business affairs. Thereafter, CIL and George J. Coates negotiated a settlement with the SEC and a consent judgment was signed by CIL and Mr. Coates. The principal settlement provisions of this final consent judgment required: Mr. Coates to transfer ownership of CIL's Wall Township business premises to CIL; permitted Mr. Coates to retain title to the Coates Patents as long as he reimbursed the Company for the costs associated therewith, and; CIL's commitment to undertake a registered rescission offer to certain private placement investors. George J. Coates agreed to use up to approximately $800,000 of his own funds first to buy back CIL stock from those investors who chose rescission, with any required further rescission funds necessary to complete the rescission offer to be paid by CIL. The rescission offer was completed in 1997 with only 32 of the 328 private placement investors electing to rescind their investment. The 32 rescinding investors received $1,270,000 of rescission funds out of approximately $6,500,000 invested by these investors. Following the rescission, the Court dismissed the special master and the Company continued under the control of Mr. Coates. In concluding this proceeding, Mr. Coates was assessed a fine of $40,000 by the Court based upon its findings of four violations of federal securities disclosure laws in connection with the private placements. Specifically, the Court found that the private placement offering documents used by Mr. Coates at the time misrepresented that (1) the Coates systems engine surpassed the emissions standards imposed by the EPA; (2) the offering documents omitted disclosing Harley Davidson's discontinuance of testing the Coates prototype engines due to Harley's claims of malfunction; (3) the Company had a substantial number of firm orders for engines equipped with the Coates System when the orders were found to be provisional, and; (4) the Company owned the patents to the Coates System when, at the time, they were owned by Mr. Coates.

Since the above events, our Parent, Coates International, Ltd., has become a public reporting company, registering its class of common shares under federal securities laws and, as a result, files quarterly, annual and special reports with the Securities and Exchange Commission. Our Parent has also entered into various license agreements, licensing the technology and patents covering the "Coates Spherical Rotary Valve" to various entities. Following the initial design and construction of our motorcycle prototype, our Parent decided to organize our Company into a subsidiary for the specific purpose of designing and marketing its own heavy cruiser motorcycle. Our initial tailpipe emission tests in June, 2003, for our prototype heavy cruiser motorcycle achieved a result of
1.5 grams per kilometer of hydrocarbons, when the US EPA standard is currently 5 grams per kilometer, while our motorcycle results for carbon monoxide were 6.8 grams per kilometer with the applicable US EPA standard being 12 grams per kilometer.

John P. Fager. Mr. John P. Fager , age 49, has agreed to serve as a member of our Board of Directors. John started a custom motorcycle business, Iron Works Motorcycles, Inc., in Toms River New Jersey, where he has customized and serviced heavy motorcycles, primarily Harley Davidson models, for the past ten years. John has been the sole proprietor of this company during the past five years, supervising all of its operations. In this enterprise, Mr. Fager has worked with motorcycle manufacturers and parts suppliers nation-wide, and will utilize these skills and experience to advise our management on various aspects of inventory purchases, assembly and shipping operations. John has extensive supervisory experience in many mechanical engineering disciplines in the power plant industry. Our Company utilizes Mr Fager `s company's design and construction services for our motorcycle product from time to time for which he is compensated on an hourly basis.

Robert G. McLean. Mr. McLean, age 57, has agreed to serve as a member of our Board of Directors. Mr. McLean's professional experience includes various senior positions with George S. May, an international management consulting firm, Merrill Lynch and Stephens, Inc., a private financial services firm. During the past five years, Mr. McLean has been exclusively engaged in managing his personal holdings, which include his role as a principal and officer of McLean, England & Associates, LLC which owns an exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. McLean received his Business Degree from Arkansas State University in 1969.

Jeffrey L. England. Mr. England, age 44, shall also serve as a member of our Board of Directors. During the past nine years, Mr. England has exclusively been engaged in managing his own private investment firm, England Investments, Ltd. Mr. England is the sole principal and managing director of his firm. Active in oil and gas exploration and development, his firm is currently participating in gas exploration in the Arkoma Basin in Northern Arkansas. Prior to the commencement of his own firm, Mr. England held senior positions with Merrill Lynch, EF Hutton and Paine Webber, advising institutional clients. As Mr. McLean, Mr. England is a principal and officer of McLean, England & Associates, LLC which has the exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. England received his business degree from the University of Arkansas in 1980.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following sets forth as of December 31, 2003, the ownership of our Common Stock by (i) persons who have beneficial ownership of more than 5% of our outstanding Common Stock, (ii) each officer and director of our Company and
(iii) all executive officers and directors as a group.

-------------------- ------------------------------- --------------- ----------------- --------------------------------
Title of Class       Name and Address*               Amount and      Percentage of     Percentage of Shares After
                      of Beneficial Owner             Nature of       Shares Before    Offering, Assuming all
                                                     Beneficial      Offering          4,000,000 Shares are Sold
                                                      Ownership                        and Giving Effect to
                                                                                       Parent's Antidilution Right (5)
-------------------- ------------------------------- --------------- ----------------- --------------------------------
Common Stock         Coates International, Ltd. (1)  2,558,000          50.40%               50.15%

                     Gregory G. Coates               1,000,000+         19.70%                7.65%
                     President, Director

                     George J. Coates (2)            1,010,000+         19.90%                7.72%
                     CEO, Director (3)

                     Robert G. McLean                  2,000++            -0-                    -0-
                     Director

                     Jeffrey L. England                2,000++            -0-                    -0-
                     Director

                     John P. Fager                     2,000++            -0-                    -0-
                     Director

                     The Coates Trust (4)            500,000            9.88%                  3.82%

                     Executive Officers and          2,516,000          49.57%               19.24%
                     Directors as a group
                     (5 persons)
-------------------- ------------------------------- --------------- ----------------- --------------------------------

* All addresses are c/o Coates Motorcycle Company, Ltd., One Central Avenue, Building 3, Howell, , N.J. 07731

+ If the 500,000 common shares beneficially owned by the Coates Trust are added to the share totals of Gregory G. Coates and George J. Coates, who are beneficiaries, their percentage ownerships are 29.64% and 29.84%, respectively.

++ These shares were issued to these directors on November 5, 2003 for services rendered to the Company as members of our Board of Directors and will represent an approximate ownership percentage of less than one (1%) percent each.

(1) Our Parent, Coates International, Ltd., received 2,550,000 of our common shares and an "anti-dilution" right to maintain its 50+% ownership in our stock in exchange for the exclusive "Sublicense" it granted us for the duration of the life of its "Patents".

(2), (3) and (4) Gregory G. Coates and George J. Coates each received 1,000,000 shares and the Coates Trust received 500,000 shares of our common shares in exchange for a non-exclusive, worldwide "License". Unlike the anti-dilution right we gave to our Parent, Coates International, Ltd., the shares owned by these parties are subject to dilution. In addition, George J. Coates contributed $100,000 of capital to our start-up operations, in consideration for which we issued 10,000 common shares to him.

(5) Pursuant to the antidilution right we gave to our Parent, Coates International, Ltd., the sale of all 4,000,000 shares in this Offering shall require a corresponding issuance of 4,000,000 shares to our Parent, increasing its position from 2,558,000 to 6,558,000 shares.


                            DESCRIPTION OF SECURITIES

         We are currently authorized by our Certificate of Incorporation to issue an aggregate 60,000,000 shares of capital stock including 50,000,000 shares of Common Stock, $.001 par value ("Common Stock") and 10,000,000 shares of "blank check" preferred stock, $.001 par value ("Preferred Stock"). At the date hereof, we have 5,076,000 shares of our Common Stock outstanding and no shares of our Preferred Stock.

COMMON STOCK

         The holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote of our shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of our Company's dissolution or liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all our liabilities and, if applicable, as well as all required prior payments with respect to any outstanding shares of Preferred Stock. Except for the anti-dilution right we gave to our Parent, Coates International, Ltd., the holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

         In order to provide funds for our initial organizational costs and expenses, George J. Coates contributed $100,000 of his personal funds to us and we issued 10,000 shares of our common stock to him. We have agreed to "redeem" and buy back these 10,000 shares from Mr. Coates at the same price when we have sufficient funds available to do so.

PREFERRED STOCK

         Our Board of Directors may decide to create a series of preferred stock out of the available Preferred Stock with special voting, conversion or liquidation rights for proper corporate purposes without the need to seek any approval of our shareholders. Our Certificate of Incorporation gives our Board of Directors the right to form any number of series from our unissued pool of 10,000,000 shares of Preferred Stock. The Board may give any one or more series of preferred shares a superior or subordinate position to our Common Stock in liquidation or conversion, or an equal position as long as the Board does so for a proper corporate purpose.

GENERAL

         In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware Law provides that shareholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our stock entitled to vote on such matters. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those shareholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by shareholders and to reduce the corporate expense associated with annual and special meetings of shareholders.

         These descriptions of the terms of our Common Stock and Preferred Stock are summaries and are qualified in their entireties by the provisions of our Certificate of Incorporation as amended, a copy of which is available for inspection at our offices.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of our common stock offered in this Prospectus will be passed upon by the law firm of Joseph J. Tomasek, Esq. of Somerville, New Jersey.

         The financial statements included in this Prospectus have been reviewed by the firm of Rosenberg Rich Baker Berman & Company of Bridgewater, New Jersey, independent certified accountants for the periods indicated and as contained in their report included herein and we include them in reliance upon the authority and consent of such firm as experts in accounting and auditing.

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

                             DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

         Our Company was organized under the laws of the State of Delaware in 1995. From its inception through fiscal year 2002, our Company had no business activities or operations and none of its capital stock was issued.

         During the first quarter of 2003, our Company, Coates Motorcycle Company, Ltd. (the "Company" or "CMC") was reorganized as a subsidiary of our Parent, Coates International, Ltd. to manufacture and sell heavy cruiser motorcycles with engines equipped with the "Coates Spherical Rotary Valve" and other proprietary enhancements created and owned by Coates International Ltd., George J. Coates and Gregory G. Coates (the "CSRV System"). Our Company intends to manufacture, construct and sell heavy cruiser motorcycles.

THE EXCLUSIVE SUBLICENSE

         We received an exclusive sublicense from Coates International, Ltd. to make, use and sell motorcycles utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America (collectively, the "Western Hemisphere"). In exchange for this exclusive sublicense, we issued more than 50% of our ownership interests, in the form of 2,550,000 shares of its common stock, to Coates International, Ltd. which became by virtue of such issuance, became our "Parent" corporation and our Company, our Parent's subsidiary corporation.

         In addition, the terms of this exclusive sublicense include an "anti-dilution" right, providing our Parent with the right to continue to own in excess of 50% of our common stock at all times during the term of the sublicense. This "anti-dilution" right guarantees that the Parent will be the Company's majority and controlling shareholder throughout the sublicense period and, therefore, will generally be permitted to control the Company's management, including the membership of its board of directors, and business operations under Delaware law. Both Coates International, Ltd., our "Parent", and Coates Motorcycle Company, Ltd., its "subsidiary", are organized under the laws of the State of Delaware. We will sometimes refer to our exclusive sublicense agreement with our Parent as the "Sublicense".

THE NON-EXCLUSIVE LICENSE

         We also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates to use and sell ( not make or manufacture) motorcycles employing the CSRV System in all the countries of the World except in the Western Hemisphere. In exchange for this non-exclusive license, we issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock, representing an approximate initial 49% ownership position in our Company. Unlike the Sublicense, this non-exclusive license does not contain any "anti-dilution" rights in favor of any party. We will sometimes refer to our non-exclusive license agreement with George J. Coates, Gregory G. Coates and the Coates Trust as the "License".

OUR "PARENT": COATES INTERNATIONAL, LTD.

         Our Parent, Coates International Ltd., is a Delaware corporation organized in October 1991 by George J. Coates . Our Parent holds an exclusive license from George J. Coates and his son, Gregory G. Coates, to manufacture, sell and grant sublicenses with respect to products based on the Coates Patents in the Western Hemisphere. George J. Coates and Gregory G. Coates have also agreed, as long as our Parent remains independent and viable, not to compete with our Parent in the manufacture, assembly, use, or sale of internal combustion engines utilizing the technology falling within the scope of the Coates Patents in the Western Hemisphere, or to grant any other exclusive or non-exclusive license in the Western Hemisphere except through our Parent.

         As used herein, the term "Company", "we", "our", or "us" refers to Coates Motorcycle Company, Ltd., a Delaware corporation. The Company's offices are located at One Central Avenue, Building 3, Howell, New Jersey 07731 and our telephone number is (732)938-5256.

BACKGROUND

                  Based upon the strength of the heavy cruiser motorcycle market in the United States and in certain other parts of the world, our Parent, George
J. Coates and Gregory G. Coates decided to organize our Company as a separate subsidiary within which to manufacture, market and sell new heavy cruiser motorcycles incorporating the Coates CSRV System.

      Our Parent, Coates International, Ltd., over the past 12 years has devoted an approximate aggregate one-year to the research, development, design and construction of our motorcycle engine. We received the benefits of these research and development efforts when we received from our Parent our exclusive Sublicense. Since we began our business activities in March, 2003, we have spent approximately $62,645 on the research and development of our product; see, "Financial Statements", below.

Business Plan

THE COATES HEAVY CRUISER MODEL MOTORCYCLE LINE

          We believe that a new heavy cruiser motorcycle utilizing the CSRV System in its engine will be able to compete with other similar heavy motorcycles currently available in the market. Our heavy cruiser motorcycles, equipped with a new engine utilizing the Coates CSRV System, has the potential to produce high performance, fuel efficiency and durability. We intend to initially construct motorcycle models with a twin CSRV, four stroke, air cooled 1,625 cc engine, equipped with disc brakes and incorporating the Coates CSRV System.

CURRENT BUSINESS STATUS

      We have completed the construction of two heavy cruiser motorcycles, utilizing the Coates CSRV System. In June, 2003, our first motorcycle underwent an initial tailpipe emissions test at Compliance and Research Services, Inc., a motor vehicle testing facility located in Linden, New Jersey, and the results are discussed below under the title heading "Environmental and Safety Regulations", below. We anticipate that our two motorcycles will undergo further emissions and safety testing in the next several months in order to comply with applicable state and federal regulations.

          We have purchased parts and equipment to construct 13 motorcycles. We will assemble and then test each of these motorcycles in the next several months. Following the successful completion of applicable emissions testing and the certification of our motorcycle components meeting applicable safety regulations, more thoroughly discussed below under "Environmental and Safety Regulations", we plan to sell these 13 motorcycles to customers who have already placed orders and, in some cases, placed a cash deposit with us for the purchase of our motorcycles. We currently have received 15 preliminary orders from customers to purchase our motorcycles.

COMPETITION:  THE HEAVY MOTORCYCLE MARKET

      During each year of the period, 1998 through 2002, the heavy motorcycle market in the United States has increased dramatically. Heavy motorcycles or heavyweight motorcycles are those which have engine displacement of 651+cc. The abbreviation "cc" refers to the volume of an engine's combustion cylinders in cubic centimeters. Motorcycle engines with engine volumes in excess of 651 cubic centimeters are characterized as heavy cruiser motorcycles. The United States market for heavy motorcycles during 2002 was dominated by Harley-Davidson (approximately 48%, Honda (approximately 20%), Suzuki (approximately 10%) with Kawasaki, Yamaha and others controlling the rest of this marketplace(1).

        We intend to market our heavy cruiser motorcycle product by direct advertising in the print media, primarily magazines and newspapers devoted to the motorcycle customer . We have not performed any marketing studies to assess the potential marketability of our heavy cruiser motorcycle product and do not intend to do so. We believe that because of its special features, including its design and utilization of the Coates CSRV System, our heavy cruiser motorcycle will be attractive to customers nationwide. We expect the retail price for our heavy cruiser motorcycle to be slightly higher than other heavy motorcycles, in the price range of between $25,000 to $30,000. We estimate that the costs to produce approximately 100 heavy cruiser motorcycle products , including the costs for manufacture, parts, and labor assembly, will be approximately $15,000 per motorcycle. Accordingly we believe that we can manufacture, assemble and sell approximately 100 of our new heavy cruiser motorcycles with approximately $1,000,000 of the funds received from this Offering within twelve months from funding; see, "Use of Proceeds", above. The basic design of the parts and engine has already been accomplished. The only delays we anticipate are non-material engine refinements and the emissions and safety testing protocols. The manufacture and assembly of these targeted 100 motorcycles will not be delayed since we have already negotiated costs and expenses with the suppliers for all of the parts, including engine blocks and frames. Our current agreement on prices with our parts suppliers is based upon an order for the construction and assembly of 100 motorcycles. We do not have any formal written agreements with our parts suppliers. As our operation evolves and based upon the success of our Offering, we expect to achieve lower costs from these suppliers based upon larger orders.

(1) Market share for U.S. heavyweight motorcycles was derived from data published by the Motorcycle Industry Council.

      Assuming we are successful in selling the entire 4,000,000 Common Shares in this Offering, receiving gross offering proceeds of $20,000,000, we expect to manufacture, assemble and sell at least 400 heavy cruiser motorcycles within 24 months from funding. Of course, this schedule is subject to unforeseeable events and delays due to testing protocols. Based upon our conservative estimates of overhead costs, we anticipate a net profit before taxes of approximately 50% of the retail price.

      We expect that our capital requirements will increase, depending upon the success of our Offering, sometime commencing 12 months following completion of this Offering. The manufacture and assembly of heavy motorcycles is a capital intensive business, that will require the Company to secure warehousing facilities for its inventory, a new location for its management and assembly operation. We have located our operations as of November 1, 2003 to new facilities located in Howell, New Jersey.

THE COATES CSRV SYSTEM

      The Coates CSRV System differs from the conventional poppet valve system currently used in almost all piston driven automotive, motorcycle and marine engines, by changing the method by which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. The "poppet valves" utilized in conventional combustion engines are designed to "protrude" into the engine cylinder or combustion chamber. The standard poppet valve engine uses mushroom-shaped valves, which are spring loaded and are opened by the force of the lobes of a camshaft, which uses push rods or cam followers to open the valves and the valves have an up and down reciprocating motion to open and close the valves for intake and exhaust. The valve closing is activated by a spring, which returns the valve to the closed position. They protrude into the combustion chamber and open approximately 8 millimeters to allow the fuel and air mixture into the combustion chamber. After the compression and combustion strokes the exhaust valve opens and the piston expels the spent gas from the cylinder. The four cycles are repeated thousands of times per minute.

  Unlike the poppet valve which protrudes into the engine cylinder, the Coates CSRV System utilizes spherical valves which do not protrude into the cylinder but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV System, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures. Management believes that as a result, engines modified with the Coates CSRV System will produce more power than similar engines utilizing the poppet valve system.

      The Coates CSRV System operates on ceramic carbon bearings and seals, the seals and sealing mechanism being activated by variations in combustion chamber pressure. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV Systems, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures.

PATENTS AND LICENSES:  COATES INTERNATIONAL, LTD.

         We have received an exclusive Sublicense from our Parent, Coates International, Ltd. We have also signed an agreement and received a non-exclusive License from George J. Coates, Gregory G. Coates and their family trust. These agreements effectively give us the ability to exclusively manufacture, assemble and sell our motorcycle products in the Western Hemisphere. We have the non-exclusive right to use (not manufacture) and sell our motorcycle products in all other parts of the world. The Sublicense and the License give us the right to utilize all existing patents and future enhancements, whether patentable or not, covering the Coates CSRV System for the duration of the legal life of these patents, generally 20 years.

         A brief history of the patents we are entitled to use shows the early development of this technology. In 1982, George J. Coates obtained a patent from the Republic of Ireland for the Mark I version of the Coates spherical rotary valve SRV Engine for use in piston driven internal combustion engines. In 1986, George J. Coates emigrated to the United States where he commenced development of the Mark II version and subsequently the Mark III version of his spherical rotary valve SRV Engine. Between 1990 and 1994, George J. Coates was issued seven United States patents (the "Coates Patents") with respect to various aspects of the Coates SRV Engines including the Mark II and Mark III version. The Coates Patents, applied for an granted by the United States Patent Office, are as follows:

                                    Date                                        Date
US Patent No.                       Application Filed                           of Patent
4,989,576 (Mark I)                  July 26,1982                                February 5,1991
4,953,527 (Mark II)                 November 14,1998                            September 4,1990
4,989,558 (Mark II)                 September 14,1998                           February 5, 1991
4,944,261 (Mark IIB)                October 16,1989                             July 31,1990
4,976,232 (Valve Seal)              December 6,1989                             December 11,1990
5,109,814 (Spherical Valve)         May 10,1991                                 May 5,1992
5,361,739 (Mark III)                May 12,1993                                 November 8,1994
5,048,979 (Self-Adjusting
             Bearing Assembly)      June 13, 1990                               September 17, 1991
5,601,405 (Valve Apparatus
             for Steam Turbines)    August 14, 1995                             February 11, 1997
6,008,710 (Magnetic Inductor
              Water Conditioner)    May 17, 1999                                December 28, 1999
6,308,676B1 (Cooling System
  for Rotary Valve Engine)          September 8, 2000                           October 30, 2001
6,293,098B1 (Methods &
  Apparatus for Joining
   Pressurized Exhaust
   Manifold Sections)               August 29, 2000                             September 25, 2001

         In addition to the foregoing issued patents, Mr. George Coates has filed U.S. patent applications to obtain protection for further inventions covering:

         Application No.                             Description
         ---------------                             -----------
         10/074311                          Improved Valve Seals for Rotary Valve Engine
         PCT/USO1/26872                     Cooling Assembly for Spherical Rotary Valve Engine
         10/336,896                         Rotary Valve & Valve Seal Assembly
         10/313,540                         Improved Spherical Rotary Intake Valve
         10/287,419                         Piston Head for Internal Combustion Engine
         235-0035                           Piston Head for Diesel Engine
         235-034                            Bearing Assembly
         20010023                           Mark IIIB (Divisional Spheres)

         The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong Kong, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Environmental and Safety Regulations

         Our motorcycle engine utilizing the Coates Spherical Rotary Valve will be subject to extensive environmental laws, rules and regulations that impose standards for emissions and safety. Initial testing of one of our prototype motorcycle engines in June, 2003 by the independent testing facility, Compliance and Research Services, Inc. of Linden, New Jersey, provided the following preliminary results:

Initial Zero Mile Test Results:

THC (Hydrocarbons):  Applicable U.S. EPA Standard is fixed at a maximum quantity of 5.0 grams per kilometer.
           Coates Motorcycle result:  1.5 grams per kilometer

CO(Carbon Monoxide): Applicable U.S. EPA Standard is fixed at a maximum quantity of 12.0 grams per kilometer.
           Coates Motorcycle result:  6.8 grams per kilometer


Although these preliminary tailpipe emission tests were successful, our motorcycle engine must undergo further testing under other U.S. Environmental Protection Agency and California Air Resources Board regulations covering emission standards.

         In order for our heavy cruiser motorcycle product to be sold in the United States, it must meet certain emissions regulations promulgated by the United States Environmental Protection Agency (the "EPA"). In addition, certain parts of our motorcycle, designated as the safety components such as brake hoses, the brake system, tires and lights, must be individually certified as in compliance with applicable Federal Motor Vehicle Safety Standards and Regulations to the United States National Highway Transportation and Safety Administration (also known as the "Department of Transportation" or the "DOT").

         The EPA is charged with overseeing compliance with applicable emissions standards. We must submit an application to the EPA certifying that our motorcycle engine is in compliance with applicable emissions standards. The independent firm of Compliance and Research Services, Inc. of Linden, New Jersey ("C and R Services") will test our motorcycle to establish that its emissions are in compliance with the applicable emission threshold standards for the year of production as well as during the "useful life" of the motorcycle. As per federal regulations, the useful life of motorcycles having an engine of 280 cc's or larger is 30,000 kilometers. As of January 5, 2004, C and R Services began its testing protocol of our prototype heavy cruiser motorcycle which will subject it to four durability tests run over 30,000 kilometers. We expect C and R Services to complete these emission tests on our motorcycle during April, 2004. Assuming our motorcycle engine meets these applicable EPA emission standards, C and R Services will submit our application for us to the EPA for certification that we are in compliance with these emission standards. Assuming our motorcycle engine successfully meets applicable EPA emission standards, we expect C and R Services to submit our application to the EPA in April, 2004. The EPA will review our application for certification, make comments, ask questions and upon full review, either approve or deny our application for certification. Based upon our initial zero mile test, described above, we believe that emissions from our motorcycle engine will comply with these EPA standards. With the exception of the State of California, the motor vehicle emissions standards of the remaining 49 states conform to the EPA emission standards. Following successful testing and compliance with EPA emission standards, we intend to test our motorcycle engine under the applicable emission standards, rules and regulations of the State of California. The State of California, in addition to its more strict emission standards, will subject our motorcycle to additional evaporative emission standards and durability requirements.

         Although we are confident that based upon the preliminary tailpipe tests performed on our heavy cruiser motorcycle prototype, we can give no assurances to investors that our prototype heavy cruiser motorcycle will successfully pass the four durability tests run over 30,000 kilometers that are presently being conducted by C and R Services. In the event that our prototype heavy cruiser motorcycle was to fail one or more of these four durability tests, we would have to further research and develop our motorcycle engine. This additional research and any further improvements or modifications required in order to equip our motorcycle engine to pass these emission tests will significantly delay our assembly, marketing and sales plans for an indeterminable amount of time. Any such protracted delays resulting from the failure of our prototype heavy cruiser motorcycle to successfully pass one or more of the four EPA durability emissions tests will have a material adverse effect on our business and financial condition since we would not be able to market and sell our heavy cruiser motorcycle until we received EPA emissions certification.

         The DOT is responsible for overseeing the safety of motor vehicles, including motorcycles. We must certify to the DOT that all of our motorcycle's safety components comply with applicable federal safety standards. Since all of the components of our motorcycle are currently available on the open market, they have been previously certified by the DOT.

         We estimate that the cost and expense to complete the required emissions testing and both the EPA and DOT certifications will be approximately $50,000.

Employees

      Gregory G. Coates, our President, and George J. Coates, our Chief Executive Officer, are devoting as much time as necessary to the organization and development of our business. They are contributing their services to the Company without compensation until the completion of our Offering. George J. Coates, the President and controlling shareholder of our Parent, will also serve as our Chief Executive Officer and a director of our Company and will assist Gregory G. Coates in the design and construction of our heavy cruiser motorcycles. Following funding, Gregory G. Coates will devote all of his time to our operations and will be paid a salary and other benefits, the amount of which has yet to be determined. Mr. George J. Coates will serve as President and generally will be available to us for consultation concerning our operations following funding. Mr. George J. Coates will devote his services to us without compensation, although we expect to reimburse him for any expenses incurred while rendering services to us.

      Upon funding from this Offering, we intend to hire a chief financial officer. In the case of management employees, including our President, Gregory Coates, we will need to raise at least $2,000,000 from this Offering in order to pay any management salaries. See "Use of Proceeds" above.

                               PLAN OF OPERATIONS

BUSINESS STRATEGY

     We believe that our heavy cruiser motorcycle, equipped with the Coates Spherical Rotary Engine will successfully compete with other motorcycle products in the domestic market. We intend to manufacture and assemble one motorcycle product, our heavy cruiser motorcycle with a 1,651 cc engine utilizing the Coates SRV System. Our business plan is comprised of four operational and marketing goals:

         o We plan to manufacture, assemble and sell our heavy cruiser motorcycle to customers from our New Jersey facility, focusing on customers located in the Eastern United States.

         o We intend to offer sublicenses for our motorcycle, including our engine design and the Coates CSRV System adapted to this application to original equipment manufacturers.

         o We intend to establish a marketing program to sell our heavy cruiser motorcycle engines, incorporating the Coates CSRV System to the road and racing market as well as in the retrofit after-market.

         o We intend to institute a marketing plan to contact select dealerships and negotiate contractual arrangements to utilize their distribution of our heavy cruiser motorcycle product.

In order to implement our operations and marketing goals, we must successfully complete the testing of our motorcycle, and then to commence assembly and marketing of our motorcycle. We have completed the design and construction of two prototype motorcycles. One has been subjected to a tailpipe emissions test at an independent testing facility and achieved excellent preliminary results. These preliminary emission tests showed that our prototype motorcycle achieved an emissions rate of 1.5 grams per kilometer of hydrocarbons, well under the applicable EPA rate of 5.0 grams and a 6.8 grams per kilogram of carbon monoxide, as well, well below the 12.0 grams per kilometer applicable EPA standard. We plan to have our motorcycle undergo all necessary emissions tests, including fuel economy and durability tests as well as to undergo all necessary safety certifications required by the DOT during the first quarter of 2004. Currently, our prototype heavy cruiser motorcycle is undergoing a four part 30,000 kilometer emissions durability test mandated by applicable EPA regulations. We expect this test to be completed in April, 2004; see, "Environmental and Safety Regulations", above. We are confident that our specially designed engine, employing the Coates Spherical Rotary Valve, will enhance our motorcycle's performance capabilities, permitting us to sell our product in the heavy cruiser motorcycle market.

    To date, we have all of the components to construct and assemble 13 heavy cruiser motorcycles. We started to accept orders for our motorcycles and we have received 15 verbal orders for our motorcycle. After our anticipated successful emissions, fuel economy and durability testing, we are targeting delivery of these motorcycle products to these customers for the second quarter of 2004. We have plans to initially assemble and market a minimum 100 of our new heavy cruiser motorcycles within 12 months of raising a minimum in proceeds from this Offering. We expect to sell these motorcycles at retail prices between $25,000 to $30,000 each. Upon our receipt of gross proceeds of a minimum $1,000,000 from this Offering, our plan during the first 90 days is to purchase components and parts for the assembly of approximately 100 motorcycles.

            Following the initial 90 day period, we assume that we will have successfully passed the emissions and safety certification requirements of both the EPA and the DOT, respectively, and to have between 50 and 100 motorcycle units completely assembled. During the next 90 day period commencing with month four following funding and depending upon the receipt of proceeds from this Offering in excess of $1,000,000, we expect to commence a marketing program, advertising our motorcycle product in various motorcycle magazines and selected newspapers. By the end of this six month period, we expect to have an additional 50 motorcycle products completely assembled. We believe that we can complete the construction and assembly of the target minimum 100 motorcycle units following receipt of at least $1,000,000 in gross proceeds from this Offering within a 9 month period. We expect to sell our first 100 motorcycle units during the 12 month period following funding.

            Assuming that full compliance and certification of our motorcycle under applicable emissions and safety rules and regulations will be completed by April 30, 2004, we believe that complete construction and assembly of the minimum 100 motorcycle units can be accomplished within 12 months of receipt of a minimum $1,000,000 portion of the proceeds of our Offering. Our operation will expand depending upon the additional amount of proceeds raised from this Offering and shall include corresponding increases in the number of assembly and administrative personnel hired, additional key management personnel as well as increased expenditures for components to assemble and sell up to approximately 400 motorcycle units. See, "Use of Proceeds", above.

       We have an exclusive sublicense from our Parent that permits us to sublicense our motorcycle engine technology to other parties within the geographical areas of North America, Central America and South America. Assuming that our motorcycle engine successfully completes the EPA environmental emissions tests, we intend to commence marketing our technology to other motorcycle manufacturers. We believe that the enhancements to existing motorcycle combustion engines represented by the Coates CSRV System will be attractive to other motorcycle engine manufacturers. We believe that initially, the results of the ongoing testing of our motorcycle engine, scheduled to be completed in April, 2004, will establish that the Coates CSRV System materially reduces emissions. Following successful emissions testing , we will continue to test our motorcycle engine. It is our belief that our Coates motorcycle engine, utilizing the Coates CSRV System will also provide improved fuel economy, power, durability and maintenance as compared to other, conventional poppet valve motorcycle engines. If we can establish all of the material enhancements we believe the Coates CSRV System provides, beginning with lower fuel emissions, we expect that our technology will be attractive to other motorcycle companies and provide significant revenues to our Company through sublicense and royalty agreements.

     To date, we have utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles, equipped with the Coates Spherical Rotary Valve. To date, Mr. Coates has provided us with $211,594 in funding on a revolving term loan basis. We intend to repay these borrowed funds to Mr. Coates out of the proceeds received from this Offering.

                             DESCRIPTION OF PROPERTY

     We have commenced renting a premises consisting of an approximate 35,000 square foot building for our business at Central Avenue, Building 3, Farmingdale, New Jersey. The building contains approximately 35,000 square feet, all contained on one level, the ground floor. There is approximately 5,000 square feet of office space and approximately 30,000 square feet dedicated to inventory and assembly operations. The building has a cement foundation and flooring and constructed of cement block with steel roof. We moved into this premises on November 1, 2003 and we are renting it on a month-to-month basis from our Parent, Coates International, Ltd., in addition to the monthly rent of $8,750, we are responsible to pay the taxes, utilities and insurance costs associated with our use of this facility. We are currently negotiating the terms of a five year lease with our Parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supercedes all of the selling material used in our private offering.

         To date, George J. Coates, our Chief Executive Officer and a Director, loaned the Company $211,594 to fund the design, development and manufacture of our initial prototype and production model motorcycle engines. On January 16, 2004, we executed and delivered to Mr. Coates our revolving credit note pursuant to which we may borrow up to $250,000 and promised to repay all sums borrowed. This Note does not accrue interest and any unpaid balances are payable on demand. We expect to pay back these loans upon the successful completion of this Offering.

         We issued 2,550,000 shares of our common stock to our Parent, Coates International, Ltd., in exchange for its grant to us of the exclusive Sublicense. In addition, we granted our Parent an anti-dilution right pursuant to which our Parent will have the absolute right to maintain its 50+ % equity ownership for the duration of the Sublicense. As a result of this issuance and anti-dilution right, we are and will remain for the foreseeable future, a subsidiary of our Parent. Our Parent will retain its control position after this Offering and even in cases where we issue additional shares of our common stock for various proper corporate purposes in the future.

                           MARKET FOR OUR COMMON STOCK

         As stated elsewhere in this Prospectus, there is no established public trading market for our common shares. Although we will apply for listing our common shares on the over-the-counter Bulletin Board, we cannot provide investors with any assurances that we will qualify for such listing, or, if we do qualify, that we will be able to develop and establish a sustained trading market for our common shares.

                         SHARES ELIGIBLE FOR FUTURE SALE

         In addition to the 2,550,000 common shares we issued to our Parent for the Sublicense, we issued 1,000,000 shares to Gregory G. Coates, 1,000,000 shares to George J. Coates and 500,000 shares to the Coates Trust in exchange for the License. We also issue 10,000 common shares to George J. Coates for his capital contribution of $100,000. In November, 2003, we issued 2,000 shares to two of our directors and two other individuals for services rendered to us and, as required pursuant to our Parent's anti-dilution right, a corresponding equal 8,000 share amount to our Parent. Upon successful consummation of our Offering, we will have an aggregate of 13,076,000 shares of our common stock outstanding. Of this 13,076,000 shares outstanding after the Offering, 4,000,000 will be freely tradable without restriction under the Securities Act. Our "affiliates", comprised of our officers, directors and their related entities, will own 9,076,000 of these common shares: 5,076,000 common shares held before the Offering and 4,000,000 common shares will be issued to our Parent pursuant to its anti-dilution rights after the Offering. See "The Exclusive Sublicense" above. All of these 9,076,000 common shares owned by our affiliates will be eligible for sale under Rule "144" described below one year after their issuance in regulated broker's transactions subject to, among other requirements, a sales volume limitation and provided that we are current in filing all of our reports with the Securities and Exchange Commission.

                                    RULE 144

         Under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell a number of the shares within any three-month period equal to the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock on the any market during a four calendar week period.

         Immediately after the offering, 1% of our outstanding shares of common stock would equal approximately 131,000 shares. Under Rule 144, restricted shares are subject to manner of sale and notice requirements and requirements as to the availability of current public information concerning us.

         Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at lest two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell such shares without regard to the volume or other limitations of Rule 144 just described.

         We currently have only 8 shareholders of record which include our Parent, Gregory G. Coates, our President, George J. Coates, our Chief Executive Officer , directors Robert McLean, Jeffrey England and John Fager as well as the Coates Trust.

               We intend to engage American Stock Transfer and Trust Company of New York, New York, to serve as our transfer agent.

                             EXECUTIVE COMPENSATION

         Except for the issuance of 2,000 shares of our stock for services rendered as members of our Board of Directors, none of our officers or directors have been compensated nor do any of them currently have employment contracts. Upon the successful completion of our Offering, we expect to pay to our officers the following compensation:

Gregory G. Coates, President:       $100,000 per year.

         Upon the effectiveness of the registration statement of which this Prospectus forms a part, we will become a reporting Company under applicable federal securities laws. As a reporting Company, we shall file quarterly, annual and special reports with the U.S. Securities and Exchange Commission.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          INDEX TO FINANCIAL STATEMENTS

         Independent Auditors Report, dated October 2, 2003.

         Balance Sheet for the period ended June 30, 2003.

         Statement of Operations for the period from inception, March 18, 2003 to June 30, 2003

         Statement of Cash Flows for the period from inception, March 18, 2003 to June 30, 2003

         Statement of Stockholders' Equity from inception, March 18, 2003 to June 30, 2003.

         Notes to Financial Statements.

         Independent Auditor's Report, dated December 3, 2003 and

         Unaudited Financial Statements for the Period Beginning March 18, 2003 (Date of Inception) through September 30, 2003.

                          Independent Auditors' Report


To the Board of Directors and Stockholders of Coates Motorcycle Company, Ltd.

We have audited the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of June 30, 2003 and the related statements of operations, cash flows and stockholders' equity for the period beginning March 18, 2003 (date of inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coates Motorcycle Company, Ltd. as of June 30, 2003, and the results of their operations and cash flows for the period beginning March 18, 2003 (date of inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.


                             /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
October 2, 2003

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2003

     Assets

Current Assets
 Cash                                                                               $  14,154
                                                                                    ---------
   Total Assets                                                                        14,154
                                                                                    ---------

   Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable                                                                      18,833
 Line of credit - related party                                                        14,600
 Due to officer                                                                         1,000
                                                                                    ---------


   Total Current Liabilities                                                           34,433

Customer deposits                                                                       4,500
                                                                                    ---------

   Total Liabilities                                                                   38,933
                                                                                    ---------

Commitments and Contingencies                                                              --

Stockholders' Equity (Deficit)
 Common stock, $.001 par value, 50,000,000 shares authorized,
   5,060,000 issued and outstanding                                                        10

 Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding            --

 Additional paid-in capital                                                            99,990

 Deficit accumulated during the development stage                                    (124,779)
                                                                                    ---------

   Total Stockholders' Equity (Deficit)                                               (24,779)
                                                                                    ---------

   Total Liabilities and Stockholders' Equity (Deficit)                             $  14,154
                                                                                    =========

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                   March 18, 2003
                                                                     (Date of
                                                                   Inception) to
                                                                   June 30, 2003
                                                                   -------------
Operating Expenses

 Research and development costs                                     $    47,225
 General and administrative costs                                        77,558
                                                                    -----------

   Total Operating Expenses                                             124,783
                                                                    -----------


 Loss from operations                                                  (124,783)

 Interest income                                                              4
                                                                    -----------

 Net Loss Before Benefit From Income Taxes                             (124,779)

 Benefit from income taxes                                                   --
                                                                    -----------

Net Loss                                                            $  (124,779)
                                                                    ===========

Loss per share                                                      $     (0.07)
                                                                    ===========

Weighted Average Number of Shares                                     1,733,260
                                                                    ===========

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                    March 18, 2003
                                                                      (Date of
                                                                    Inception) to
                                                                    June 30, 2003
                                                                   --------------
Cash Flows from Operating Activities

 Net (loss)                                                           $(124,779)

Increase in Liabilities
 Accounts payable                                                        18,833
 Customer deposits                                                        4,500
                                                                      ---------

Net Cash Used by Operating Activities                                  (101,446)
                                                                      ---------

Cash Flows from Financing Activities
 Proceeds from officer loans                                              1,000
 Proceeds from line of credit borrowings                                 14,600
 Proceeds from shares subject to mandatory redemption                   100,000
                                                                      ---------

Net Cash Provided by Financing Activities                               115,600
                                                                      ---------

Net Increase in Cash and Equivalents                                     14,154

Cash and Equivalents at Beginning of Period                                  --
                                                                      ---------

Cash and Equivalents at End of Period                                 $  14,154
                                                                      =========

See notes to the financial statements.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      Retained
                                                                                      Deficit
                                                                                     Accumulated      Total
                                                Common Stock           Additional    During the    Stockholders'
                                           -----------------------      Paid-in-     Development      Equity
                                            Shares         Amount       Capital        Stage         (Deficit)
                                           ---------     ---------     ---------     ---------      ---------

Balance March 18, 2003                            --     $      --     $      --     $      --      $      --

           Issuance of Common Shares          10,000            10        99,990            --        100,000

Shares issued to parent in exchange
 for exclusive sub-license                 2,550,000            --            --            --             --

Shares issued to George J. Coates,
 Gregory G. Coates and the Coates
 Trust in exchange for a non-exclusive
 license                                   2,500,000            --            --            --             --

Net Loss                                          --            --            --      (124,779)      (124,779)
                                           ---------     ---------     ---------     ---------      ---------

Balance June 30, 2003                      5,060,000     $      10     $  99,990     $(124,779)     $ (24,779)
                                           =========     =========     =========     =========      =========

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Organization

     Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

   Development Stage Operations

     The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Loss Per Share

     Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

   Research and Development Costs

     Research and development costs are charged to operations as incurred.

   Revenue Recognition

     The Company has not recognized any revenue from the sale of motorcycles. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

   Income Taxes

     In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

     The Company's total deferred tax asset and valuation allowance are as follows at June 30, 2003:

                Total deferred tax asset       $42,425
                Less valuation allowance        42,425
                                               -------
                Net deferred tax assets        $    --
                                               =======

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS

INCOME TAXES, Continued

     The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at June 30, 2003 is as follows:

                Tax benefit                 34%
                Valuation allowance        (34)
                                          ----
                Effective tax rate          --%
                                          ====


COMMON STOCK

     George J. Coates, the Company's CEO, contributed $100,000 in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

         The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense include an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense. All common shares issued to Coates International, Ltd. as a result of the anti-dilution rights will be accounted for as a decrease in paid-in capital.

     The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock. The license agreements shall expire upon the expiration of the last to expire patent ranging 17 to 20 years.

     As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS

DUE TO OFFICER

     Due to officer represents non-interest bearing advances due on demand from an officer.

RELATED PARTY TRANSACTION

The Company utilizes a portion of the premises owned by its parent, Coates International, Ltd., in Wall Township, New Jersey. The Company will commence payments upon completion of its public offering.

SUBSEQUENT EVENT

     Subsequent to June 30, 2003 additional advances totaling $100,000 were made to the Company by an officer.

LINES OF CREDIT

     The Company has a revolving credit note with its parent company, Coates International, Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $14,097.

     The Company has a revolving credit note within a related company, Coates Precision Engineering Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $503.

To the Board of Directors and Stockholders of Coates Motorcycle Company, Ltd.


We have reviewed the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of September 30, 2003, the related statements of operations, cash flows, and stockholders' equity for the period beginning March 18, 2003 (date of inception) through September 30, 2003, and the related statements of operations and cash flows for the three months ended September 30, 2003. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                 /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
December 3, 2003

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2003

     Assets

Current Assets

 Cash                                                                               $  42,647
                                                                                    ---------
   Total Assets                                                                        42,647
                                                                                    =========

   Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable                                                                      27,738
 Line of credit - related party                                                        14,600
 Due to officer                                                                       101,000
                                                                                    ---------

   Total Current Liabilities                                                          143,338

Customer deposits                                                                       4,500
                                                                                    ---------

   Total Liabilities                                                                  147,838
                                                                                    ---------

Commitments and Contingencies                                                              --

Stockholders' Equity (Deficit)
 Common stock, $.001 par value, 50,000,000 shares authorized,
   5,060,000 issued and outstanding                                                        10

 Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding            --

 Additional paid-in capital                                                            99,990

 Deficit accumulated during the development stage                                    (205,191)
                                                                                    ---------

   Total Stockholders' Equity (Deficit)                                              (105,191)
                                                                                    ---------

   Total Liabilities and Stockholders' Equity (Deficit)                             $  42,647
                                                                                    =========

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                                   March 18, 2003
                                                  Three Months        (Date of
                                                     Ended         Inception) to
                                                  September 30,    September 30,
                                                      2003              2003
                                                   -----------      -----------
Operating Expenses

 Research and development costs                    $    15,420      $    62,645
 General and administrative costs                       65,092          142,650
                                                   -----------      -----------

   Total Operating Expenses                             80,512          205,295
                                                   -----------      -----------


 Loss from operations                                  (80,512)        (205,295)

 Interest income                                           100              104
                                                   -----------      -----------

 Net Loss Before Benefit From Income Taxes             (80,412)        (205,191)

 Benefit from income taxes                                  --               --
                                                   -----------      -----------

Net Loss                                           $   (80,412)     $  (205,191)
                                                   ===========      ===========

Loss per share                                     $     (0.02)     $     (0.05)
                                                   ===========      ===========

Weighted Average Number of Shares                    5,060,000        3,957,716
                                                   ===========      ===========

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                       March 18, 2003
                                                         Three Months    (Date of
                                                            Ended      Inception) to
                                                        September 30,  September 30,
                                                            2003            2003
                                                          ---------      ---------
Cash Flows from Operating Activities

 Net (loss)                                               $ (80,412)     $(205,191)

Increase in Liabilities

 Accounts payable                                             8,905         27,738
 Customer deposits                                               --          4,500
                                                          ---------      ---------

Net Cash Used by Operating Activities                       (71,507)      (172,953)
                                                          ---------      ---------

Cash Flows from Financing Activities
 Proceeds from officer loans                                100,000        101,000
 Proceeds from line of credit borrowings                         --         14,600
 Proceeds from shares subject to mandatory redemption            --        100,000
                                                          ---------      ---------

Net Cash Provided by Financing Activities                   100,000        215,600
                                                          ---------      ---------

Net Increase in Cash and Equivalents                         28,493         42,647

Cash and Equivalents at Beginning of Period                  14,154             --
                                                          ---------      ---------

Cash and Equivalents at End of Period                     $  42,647      $  42,647
                                                          =========      =========

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      Retained
                                                                                      Deficit
                                                                                     Accumulated      Total
                                                Common Stock           Additional    During the    Stockholders'
                                           -----------------------      Paid-in-     Development      Equity
                                            Shares         Amount       Capital        Stage         (Deficit)
                                           ---------     ---------     ---------     ---------      ---------
Balance March 18, 2003                            --     $      --     $      --     $      --      $      --

Issuance of Common Shares                     10,000            10        99,990            --        100,000

Shares issued to parent in exchange
 for exclusive sub-license                 2,550,000            --            --            --             --

Shares issued to George J. Coates,
 Gregory G. Coates and the Coates
 Trust in exchange for a non-exclusive
 license                                   2,500,000            --            --            --             --

Net Loss                                          --            --            --      (205,191)      (205,191)
                                           ---------     ---------     ---------     ---------      ---------

Balance September 30, 2003                 5,060,000     $      10     $  99,990     $(205,191)     $(105,191)
                                           =========     =========     =========     =========      =========

See notes to the financial statements and accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Organization

     Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended it articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

   Development Stage Operations

     The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Loss Per Share

     Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

   Research and Development Costs

     Research and development costs are charged to operations as incurred.

 Revenue Recognition

     The Company has not recognized any revenue from the sale of motorcycles. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

   Income Taxes

     In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

     The Company's total deferred tax asset and valuation allowance are as follows at September 30, 2003:

                        Total deferred tax asset     $69,765
                        Less valuation allowance      69,765
                                                     -------
                                                     -------
                        Net deferred tax assets      $    --
                                                     =======

See accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS

INCOME TAXES, Continued

     The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at September 30, 2003 is as follows:

                        Tax benefit               34%
                        Valuation allowance      (34)
                                                ----
                        Effective tax rate        --%
                                                ====


SHARES SUBJECT TO MANDATORY REDEMPTION

     George J. Coates, the Company's CEO, contributed $100,000 in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

     The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company. In addition, the terms of this exclusive sublicense include an anti-dilution right, providing Coates International, Ltd. with the right to continue to own in excess of 50% of the Company at all times during the term of the sublicense. All common shares issued to Coates International, Ltd. as a result of the anti-dilution rights will be accounted for as a decrease in paid-in capital.

     The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

     The license agreements shall expire upon the expiration of the last to expire patent ranging 17 to 20 years.

     As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

DUE TO OFFICER

     Due to officer represents non-interest bearing advances due on demand from an officer.


See accountants' report.

                         COATES MOTORCYCLE COMPANY, LTD.
                          (A DEVELOPMENT STAGE COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS

RELATED PARTY TRANSACTION

     The Company utilizes a portion of the premises owned by its parent, Coates International, Ltd., in Wall Township, New Jersey. The Company will commence payments upon completion of its public offering.

LINES OF CREDIT

     The Company has a revolving credit note with its parent company, Coates International, Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at September 30, 2003 was $14,097.

     The Company has a revolving credit note within a related company, Coates Precision Engineering Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at September 30, 2003 was $503.

SUBSEQUENT EVENTS

     During November 2003, 8,000 shares of common stock were issued to 4 individuals for services rendered. In addition, a certificate for 8,000 common shares was issued to the parent, Coates International, Ltd., pursuant to anti-dilution provisions. During November and December, 2003, additional advances of $110,594 were made to the Company by an officer.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

              ------------------------------------------------------------------------------------
                                                HEADING                                PAGE
              ------------------------------------------------------------------------------------
              Where You Can Find More Information                                        5
              ------------------------------------------------------------------------------------
              Disclosure Regarding Forward Looking Statements                            5
              ------------------------------------------------------------------------------------
              Prospectus Summary                                                         6
              ------------------------------------------------------------------------------------
              Risk Factors                                                               8
              ------------------------------------------------------------------------------------
              How We Intend to Use the Proceeds From the Offering                       11
              ------------------------------------------------------------------------------------
              Determination of Offering Price                                           12
              ------------------------------------------------------------------------------------
              Dilution                                                                  12
              ------------------------------------------------------------------------------------
              Plan of Distribution                                                      13
              ------------------------------------------------------------------------------------
              Management                                                                14
              ------------------------------------------------------------------------------------
              Legal Matters                                                             14
              ------------------------------------------------------------------------------------
              Principal Shareholders                                                    16
              ------------------------------------------------------------------------------------
              Description of Securities                                                 16
              ------------------------------------------------------------------------------------
              Experts                                                                   17
              ------------------------------------------------------------------------------------
              Plan of Operation                                                         23
              ------------------------------------------------------------------------------------
              Description of Property                                                   24
              ------------------------------------------------------------------------------------
              Certain Relationships and Related Transactions                            24
              ------------------------------------------------------------------------------------
              Statement on Indemnification                                              25
              ------------------------------------------------------------------------------------
              Index to Financial Statements                                             27
              ------------------------------------------------------------------------------------


UNTIL_______________ , 2004 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


                         COATES MOTORCYCLE COMPANY, LTD.


           PROSPECTUS                                   (COATES LOGO)


       4,000,000 SHARES


      _____________, 2004


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

         The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets for all expenses in connection with the issuance and distribution of the common shares being registered. All of these amounts set forth below are estimates except for the registration fee:

Registration Fee to the Securities and Exchange Commission     $      1,618.00
Printing Costs                                                 $     10,000.00
Legal Fees and Disbursements                                   $     75,000.00
Accounting Fees                                                $     10,000.00
Blue Sky Fees and Expenses                                     $      5,000.000
TOTAL                                                          $    101,618.00


ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supercedes all of the selling material used in our private offering.

We have sold 10,000 common shares to our Chief Executive Officer, George J. Coates, for $100,000. These shares are redeemable by us with funds received from this Offering. These securities were placed with Mr. Coates pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D, promulgated thereunder.

ITEM 27.          EXHIBITS.

         *3.1(i)  Certificate of Incorporation

         *3.1(ii) Restated Certificate of Incorporation

         *3.2     Bylaws

         *4.1     Form of Certificate for Company's Common Stock

         5.1      Opinion of Joseph J. Tomasek, Esq. as to the Legality of the common shares being registered.

         *10.1    Sublicense Agreement by and between Coates Motorcycle Company, Ltd. and Coates
                  International, Ltd., dated April 30, 2003.

         *10.2    License Agreement by and between Coates Motorcycle Company, Ltd. and George J. Coates,
                  Gregory J. Coates and the Coates Trust, dated April 30, 2003.

         10.3     Copy of Revolving Credit Note, Dated January 16, 2004, by and between Coates Motorcycle
                  Company, Ltd., as Borrower, and George J. Coates, as Lender

         15.1     Independent Public Accountant's Acknowledgment of Use of Report, Dated December 3, 2003, in
                  Registration Statement.

         23.1     Consent of Company's Independent Auditors, Rosenberg Rich Baker Berman & Company

         23.2     Consent of Joseph J. Tomasek, Esq.: included in Exhibit 5.1

-----------------

     * Previously Filed.

ITEM 28.          UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

A:  The Registrant hereby undertakes:

    (1) To file, during any period in such offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

   (4) For determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424 (b) (1) 0r (4) or 497 (h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective.

   (5) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

   (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the Township of Howell, State of New Jersey on January 21, 2004.



                                   COATES MOTORCYCLE COMPANY, LTD.

                                   By: /s/ Gregory G. Coates
                                       ----------------------------------------
                                       Gregory G. Coates, President,
                                       Principal Financial Officer and Director


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory G. Coates, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any further amendments to this Amendment No. 3 to Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                   DATE
/s/ George J. Coates
--------------------------------
George J. Coates                              Chief Executive Officer, Director           January 21, 2004


/s/ Jeffrey L. England
--------------------------------
Jeffrey L. England                            Director                                    January 21, 2004


/s/ Robert G. McLean
--------------------------------
Robert G.  McLean                             Director                                    January 21, 2004


/s/ John P. Fager
--------------------------------
John P. Fager                                 Director                                    January 21, 2004